Calculation of Filing Fee Tables
S-8
Almonty Industries Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	1,068,571	$ 11.19	$ 11,957,309.49	0.0001381	$ 1,651.30
2	Equity	Options	Other	1,562,996	$ 11.19	$ 17,489,925.24	0.0001381	$ 2,415.36
3	Equity	Restricted Stock Units	Other	2,191,021	$ 11.19	$ 24,517,524.99	0.0001381	$ 3,385.87
Total Offering Amounts:						$ 53,964,759.72		$ 7,452.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,452.53
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover such additional indeterminate number of additional securities of Almonty Industries Inc. (the "Registrant") as may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. Represents Common Shares issuable under the Almonty Industries Inc. Omnibus Equity Incentive Plan adopted April 30, 2025. The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on July 29, 2026, a date within five (5) business days prior to the date of the filing of this Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover such additional indeterminate number of additional securities of Almonty Industries Inc. (the "Registrant") as may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on July 29, 2026, a date within five (5) business days prior to the date of the filing of this Registration Statement.

[3]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover such additional indeterminate number of additional securities of Almonty Industries Inc. (the "Registrant") as may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on July 29, 2026, a date within five (5) business days prior to the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources